Exhibit 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: October 21, 2020

SABA CAPITAL MANAGEMENT, L.P.

By:	/s/ Michael D’Angelo
	Name:	Michael D’Angelo
	Title:	Chief Compliance Officer

BOAZ R. WEINSTEIN

By:	/s/ Michael D’Angelo
	Name:	Michael D’Angelo
	Title:	Attorney-in-fact*

SABA CAPITAL MANAGEMENT GP, LLC

By:	Boaz R. Weinstein, its Managing Member

By:	/s/ Michael D’Angelo
	Name:	Michael D’Angelo
	Title:	Attorney-in-fact*

* Pursuant to a power of attorney dated as of November 16, 2015, which is incorporated herein by reference to Exhibit 2 to the Schedule 13G filed by the Reporting Persons on December 28, 2015, accession number: 0001062993-15-006823